        Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (the “Amendment”) to the Employment Agreement (as defined below) is made this 23rd day of September 2025 (the “Amendment Date”), by and between DigitalBridge Group, Inc., a Maryland corporation (“DBRG”), and Tom Mayrhofer (“Executive”).
WHEREAS, Executive is currently employed by DBRG as its Chief Financial Officer and Treasurer pursuant to that certain Employment Agreement between the parties, dated November 27, 2023 (the “Employment Agreement”); and
WHEREAS, DBRG and Executive desire to amend the Employment Agreement as provided herein.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt whereof are hereby acknowledged, the parties agree as follows:
1.    Housing and Travel. The first sentence of Section 3(j) of the Employment Agreement is hereby amended and restated to read as follows:
During the Employment Term, Executive shall be entitled to reimbursement of up to $75,000 per year for rental cost of a personal apartment in or around Boca Raton, Florida and for transportation expenses for Executive’s regular commuting trips to the Company’s headquarters, provided that Executive presents such substantiation and documentation as the Company may specify.
2.    Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its original terms.
3.    Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DIGITALBRIDGE GROUP, INC.

By: /s/ Marc Ganzi
Name: Marc Ganzi
Title: Chief Executive Officer

EXECUTIVE

/s/ Tom Mayrhofer
Tom Mayrhofer